KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                      919 THIRD AVENUE
                                NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                        47, Avenue Hoche
   FAX (212) 715-8000                                           75008 Paris
                                                                  France

                                     November 16, 2001




Investec Funds
1055 Washington Blvd.
Stamford, CT 06901

            Re:   Investec Funds
                  Registration Statement on Form N-14
                  File No. 333-7199
                  Relating to Investec Asia Small Cap Fund
                  -----------------------------------------


Gentlemen:

      We hereby consent to the reference of our firm as Counsel in this Registration Statement on Form N-14.

                                    Very truly yours,

                                    /s/ Kramer Levin Naftalils & Frankel LLP